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                                                       Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the Western Resources, Inc. Employees' 401(k) Savings Plan, into the Company's previously filed Registration Statement File No. 33-23022.




  ARTHUR ANDERSEN & CO.



Kansas City, Missouri,
  June 27, 1994